EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the accompanying Quarterly Report on Form 10-QSB of Gateway Distributors, Ltd. for the third quarter ending September 30, 2006, I, Richard A. Bailey, Chief Executive Officer of Gateway Distributors, Ltd., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     1. Such Quarterly Report on Form 10-QSB for the third quarter ending September 30, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in such Quarterly Report on Form 10-QSB for the third quarter ending September 30, 2006, fairly presents, in all material respects, the financial condition and results of operations of Gateway Distributors, Ltd.

     Dated:  November  20,  2006.

                                        /s/  Richard A. Bailey
                                        -------------------------------------
                                        Richard A. Bailey, Chief Executive
                                        Officer of Gateway Distributors, Ltd.